                                                                     Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-58656 of Indiana Michigan Power Company on Form S-3 of our reports dated February 22, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of Indiana Michigan Power Company for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio
March 28, 2002